As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-258825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Protagenic Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1390025
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

149 Fifth Avenue

New York, New York 10010

212-994-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Garo Armen

Executive Chairman

Protagenic Therapeutics, Inc.

149 Fifth Avenue

New York, New York 10010

212-994-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dean M. Colucci, Esq.

Michelle Geller, Esq.

Kelly R. Carr, Esq.

Duane Morris LLP

1540 Broadway

New York, New York 10036

Telephone: (973) 424-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	7,221,607	(3)	$1.93	$13,937,701.51	(3)	$1,520.60	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $2.00 (high) and $1.86 (low) sale price of the Registrant’s common stock as reported on the Nasdaq on 08/12/2021, which date is within five business days prior to filing this Registration Statement.

(3)	Reflects the registration of 420,000 additional shares. 6,801,607 shares of common stock were previously registered.

(4)	A registration fee of $1432.17 was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Protagenic Therapeutics, Inc. is filing this pre-effective amendment to the Registration Statement on Form S-3 (File No. 333-258825) in order to update the sections entitled “Selling Stockholders” and “Information Incorporated by Reference” of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 10, 2021

PROSPECTUS

7,221,607 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the offer and sale of 7,221,607 shares of common stock par value $0.0001 per share for the account of the selling stockholders named in this prospectus. All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective pledgees, donees, assignees, transferees and successors-in-interest.

The shares of common stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. See “Selling Stockholders” and “Plan of Distribution.” We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus.

We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission.

A supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PTIX” and our Warrants are listed on the Nasdaq Capital Market under the symbol “PTIXW.” On September 9, 2021, the last reported sales price for our common stock was $1.97 per share.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. The selling stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholders and the terms upon which the securities are being offered. A prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise indicated, “our company,” “Protagenic,” “we,” “us” or “our” refer to Protagenic Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

The Company

We are a biopharmaceutical corporation specializing in the discovery and development of therapeutics to treat stress-related neuropsychiatric and mood disorders utilizing synthetic forms of endogenous brain signaling peptides that can dampen overactive stress responses.

The mechanism by which we will target these stress-related disorders is based on over 15 years of work elucidating the role of Teneurin Carboxy-terminal Associated Peptide (“TCAP”), which has been found to have a central role in maintaining healthy brain signaling. TCAP is an endogenous counterbalance to the negative effects of stress and its criticality is underscored by a high degree of evolutionarily preservation. TCAP signaling counteracts the effects of Corticotropin Releasing Factor on the Hypothalamic-Pituitary-Adrenal axis, thus reducing the stress hormone cortisol. We intend to bring novel forms of TCAP into human clinical development as a treatment for stress-related neuropsychiatric disorders. Our lead compound – PT00114 – is a 41-residue peptide synthetic form of TCAP that can be administered subcutaneously, sublingually, or intra-nasally. In addition, we have a portfolio of earlier stage neuropeptides targeting the TCAP pathway that are in preclinical evaluation.

Our strategy is to develop TCAP neuropeptide-based drug candidates, beginning with PT00114, in stress-related indications, including, but not limited to: treatment resistant depression (“TRD”), which is a subgroup of major depressive disorder (“MDD”); addiction, recidivism, or substance use disorder (“SUD”); anxiety, including generalized anxiety disorder (“GAD”), and post-traumatic stress disorder (“PTSD”).

Corporate Information

We are a Delaware corporation with one subsidiary, Protagenic Therapeutics Canada (2006) Inc., a corporation formed in 2006 under the laws of the Province of Ontario, Canada. Our principal offices are located at 149 Fifth Avenue, New York, New York 10010. Our telephone number is (212) 994-8200. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, together with amendments to these reports, are available on the “Investor Relations” section of our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission (“SEC”).

This Offering

We are registering for resale by the selling stockholders named herein an aggregate shares of our Common Stock as described below.

Issuer:	Protagenic Therapeutics, Inc

Securities being offered:	7,221,607 shares of our Common Stock

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock by the selling stockholders. The selling stockholders will bear all selling and other expenses incurred in connection with the sale or other disposition by them of the shares covered hereby.

Market for common stock:	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PTIX.” On September 9, 2021, the closing price of our Common Stock was $1.97 per share.

Risk factors:	See “Risk Factors” beginning on page for risks you should consider before investing in our shares.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Protagenic and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as amended from time to time, which is incorporated herein by reference, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the results of clinical trials and the regulatory approval process; our ability to raise capital to fund continuing operations; market acceptance of any products that may be approved for commercialization; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section entitled “Risk Factors” of the applicable prospectus supplement) relating to our industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering, if at all. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholders under this prospectus. Any proceeds from the sale of shares of common stock under this prospectus will be received by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. Please see “Selling Stockholders” for a list of the persons receiving proceeds from the sale of the common stock covered by this prospectus.

SELLING STOCKHOLDERS

The following table sets forth information as of July 31, 2021 about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.

Except as otherwise noted in the table below, each of the Selling Stockholders acquired the shares being offering in connection with offerings exempt from registration under the Securities Act in 2016 or earlier. Of those shares that were not issued in exempt sales in 2016 and earlier, 79,500 shares of common stock were issued to the underwriters as restricted stock following our April 26, 2021 offering of common stock (“April 26 Offering”) as part of the underwriting compensation.

We believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock reported, subject to community property laws where applicable, unless otherwise indicated.

The percent of beneficial ownership for the selling stockholders is based on 16,339,649 shares of common stock issued and outstanding as of July 31, 2021. Unless otherwise stated in the footnotes to the table below and the information incorporated herein by reference, to our knowledge.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of stock options or other rights to purchase shares of our common stock.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. Please read “Plan of Distribution.” For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling security holders and further assumed that the selling security holders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. We may amend or supplement this prospectus from time to time in the future to update or change this selling security holders list and the securities that may be resold.

Except as described below, the selling stockholders are neither broker-dealers nor affiliates, as defined in Rule 405, of broker-dealers.

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Name of selling stockholder	Shares beneficially owned prior to this offering(1)			Shares to be offered by this	Shares beneficially owned after this offering
	Number	Percentage		prospectus	Number	Percentage
Garo H. Armen(2)(3)**	2,546,012	15.6%		2,546,012	—	—%
Remik Hartounian**	442,194	2.7%		442,194	—	—%
University of Toronto(4)**	271,200	1.7%		271,200	—	—%
Mark Berg**	255,000	1.6%		255,000	—	—%
Greg Ekizian**	225,000	1.4%		225,000	—	—%
Larry N. Feinberg**	200,000	1.2%		200,000	—	—%
Denis J. Hickey**	200,000	1.2%		200,000	—	—%
William Kachioff**	187,986	1.2%		187,986	—	—%
Nicole Berg**	167,194	1.0%		167,194	—	—%
Louis Sanzo**	150,000	0.9%		150,000	—	—%
Richard Pashayan**	150,000	0.9%		150,000	—	—%
David Lovejoy(3) **	148,800	0.9%		148,800	—	—%
Richard & Christine Payne**	120,000	0.7%		120,000	—	—%
Alexander K. Arrow(3) **	118,260	0.7%		118,260	—	—%
Ethos Holding, LLC (5)**	100,000	0.6%		100,000	—	—%
Khajak Keledjian**	100,000	0.6%		100,000	—	—%
Timothy McInerney**	100,000	0.6%		100,000	—	—%
SRAX, Inc. (6)**	99,061	*	%	99,061	—	—%
Dasa Sada, LLC(7)**	80,000	*	%	80,000	—	—%
Neil Vaccaro**	80,000	*	%	80,000	—	—%
Joseph Perri**	80,000	*	%	80,000	—	—%
Peter & Rita Ungaro, JTWROS (8)**	80,000	*	%	80,000	—	—%
Carmine Sanzo**	75,000	*	%	75,000	—	—%
Kevin McColl**	72,000	*	%	72,000	—	—%
Daniel Vaccaro**	60,000	*	%	60,000	—	—%
Robert Caswell**	56,000	*	%	56,000	—	—%
Khalil Barrage(2) **	50,000	*	%	50,000	—	—%
MSB Family Trust (9)**	50,000	*	%	50,000	—	—%
Sharon Crowder**	50,000	*	%	50,000	—	—%
Anthony Venditti**	50,000	*	%	50,000	—	—%
Brandt Mandia**	40,000	*	%	40,000	—	—%
Glenn S. Abel **	40,000	*	%	40,000	—	—%
Prieur, C. James & Karen Ann Prieur, JTWROS (10)**	40,000	*	%	40,000	—	—%
Robin Rosenthal**	40,000	*	%	40,000	—	—%
Lillian Tom**	40,000	*	%	40,000	—	—%
Michael Collado**	40,000	*	%	40,000	—	—%
Gregory Pappas**	40,000	*	%	40,000	—	—%
Robert Petrozzo	40,000	*	%	40,000	—	—%
Denis P. Hickey**	40,000	*	%	40,000	—	—%
Alan Young**	35,000	*	%	35,000	—	—%
Susan Rotzinger	35,000	*	%	35,000	—	—%
Thomas Halling**	32,400	*	%	32,400	—	—%
David W. Boral (11)***	32,198	*	%	32,198	—	—%
Joseph T. Rallo (11)***	32,197	*	%	32,197	—	—%
Carol Haggerty**	25,000	*	%	25,000	—	—%
Patricia Sorbara**	31,000	*	%	31,000	—	—%
John Moraitis**	25,000	*	%	25,000	—	—%
Dean Glasser**	25,000	*	%	25,000	—	—%
Levon Capan **	25,000	*	%	25,000	—	—%
Kerry Anne Wentworth **	25,000	*	%	25,000	—	—%
Mark Mazzer **	25,000	*	%	25,000	—	—%
Robert G. Jeffers**	25,000	*	%	25,000	—	—%
Stephen Dinicolantonio**	25,000	*	%	25,000	—	—%
Thomas D. Paul**	25,000	*	%	25,000	—	—%
Gordon Wong**	20,000	*	%	20,000	—	—%
Martin & Claudia Toner, JTWROS(12)**	20,000	*	%	20,000	—	—%
Robert Granito **	20,000	*	%	20,000	—	—%
Dalia Barsyte(3) **	10,000	*	%	10,000	—	—%
Jennifer Mandia**	10,000	*	%	10,000	—	—%
Massimo Martinucci**	10,000	*	%	10,000	—	—%
Benchmark Investments, LLC(13)***	7,155	*	%	7,155	—	—%
Patrick Sturgeon (14)***	3,200	*	%	3,200	—	—%
Michael Fontaine (14)***	1,250	*	%	1,250	—	—%
Graham Powis (14)***	1,250	*	%	1,250	—	—%
Robert Donohue (14)***	1,000	*	%	1,000	—	—%
Reilly Simmons (14)***	500	*	%	500	—	—%
Max Breckenridge (14)***	750	*	%	750	—	—%

* Represents less than 0.5%.

** Subject to contractual lock-up until October 23, 2021

*** Subject to contractual lock-up until April 24, 2022

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(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	Member of the Company’s board of directors.
(3)	Member of the Company’s management team.
(4)	The selling shareholder, University of Toronto, is the registered owner of shares of common stock. The jurisdiction of the selling shareholder is Canada. Jennifer Frazer has voting and investment power over the shares of common stock. Ms. Frazer disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.
(5)	The selling shareholder, Ethos Holding, LLC., is the registered owner of shares of common stock. The jurisdiction of the selling shareholder is the United States. Cynthia Hackel has voting and investment power over the shares of common stock. Ms. Hackel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The selling shareholder received the common stock offered in this offering in the February 2016 offering.
(6)	The selling shareholder SRAX, Inc., is the registered owner of shares of common stock. The jurisdiction of the selling shareholder is the United States. Christopher Miglino has voting and investment power over the shares of common stock. Mr. Miglino disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The selling shareholder received the common stock offered in this offering in 2020 as payment in kind for services rendered.
(7)	The selling shareholder, Dasa Sada LLC, is the registered owner of shares of common stock. The jurisdiction of the selling shareholder is the United States. Donald Motschwiller has voting and investment power over the shares of common stock. Mr. Motschwiller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The selling shareholder received the common stock offered in this offering in the February 2016 offering.
(8)	As tenants of the Peter & Rita Ungaro, JTWROS, Peter and Rita Ungaro may be deemed to have voting and investment discretion over the securities identified herein.
(9)	The selling shareholder, MSB Family Trust, is the registered owner of shares of common stock. The jurisdiction of the selling shareholder is the United States. Michael Blechman has voting and investment power over the shares of common stock. Mr. Blechman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The selling shareholder received the common stock offered in this offering in the February 2016 offering.
(10)	As tenants of the C. James Prieur & Karen Ann Prieur, JTWROS, C. James Prieur & Karen Ann Prieur may be deemed to have voting and investment discretion over the securities identified herein.
(11)	The selling stockholder is an employee of EF Hutton, Division of Benchmark Investments, Inc., which is a registered broker-dealer that acted as sole bookrunning manager in the April 26 Offering.
(12)	As tenants of the Martin & Claudia Toner, JTWROS, Martin and Claudia Toner may be deemed to have voting and investment discretion over the securities identified herein.
(13)	The selling stockholder is an affiliate of EF Hutton, Division of Benchmark Investments, Inc., which is a registered broker-dealer that acted as sole bookrunning manager in the April 26 Offering.
(14)	The selling stockholder is an employee of Brookline Capital Markets, a division of Arcadia Securities, LLC, which is a registered broker-dealer that acted as an underwriter in the April 26 Offering.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our Common Stock, $0.0001 par value (the “Common Stock”) and Preferred Stock, $0.000001 par value (the “Preferred Stock”). The Common Stock is the only security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are authorized to issue is 120,000,000 shares of all classes of capital stock, of which 100,000,000 shares are Common Stock, $0.001 par value per share, and 20,000,000 shares are Preferred Stock, $0.000001 par value per share. Our capital is stated in U.S. dollars. As of July 31, 2021, we had 16,339,649 outstanding shares of Common Stock.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent).

Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock. We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Rights. The holders of our common stock have no conversion rights.

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and non-assessable.

Preferred Stock

Under the terms of our Third Amended and Restated Certificate of Incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 20,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The purpose of authorizing our board of directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of Common Stock until the board of directors determines the specific rights attached to that Preferred Stock.

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Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

In addition to the provisions included in our Third Amended and Restated Certificate of Incorporation and Bylaws, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●

on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

Sale of Common Stock by Selling Stockholders

The selling stockholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of shares of our common stock covered by this prospectus on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, they include the name of such transferee in the list of selling stockholders under this prospectus. Subject to compliance with applicable law, the selling stockholders may use any one or more of the following methods when selling shares of common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for the shares of common stock;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	settlement of short sales entered into after the date of this prospectus;
●	agreements with broker-dealers to sell a specified number of such shares of common stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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●	through the distribution of common stock by any selling stockholder to its partners, members or securityholders;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling stockholders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders (and/or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common sotck short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling stockholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of common stock.

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The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling stockholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay all fees and expenses incident to the registration of shares of our common stock. We have agreed to indemnify certain selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

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LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Duane Morris LLP, New York, New York. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

Our financial statements as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by MaloneBailey, LLP, independent registered accounting firm, and are included in reliance on their report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) given upon the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.protagenic.com. Our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities Exchange Commission on March 25, 2021;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Securities Exchange Commission on May 17, 2021;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Securities Exchange Commission on August 16, 2021;
●	our Current Reports on Form 8-K, filed with the Securities Exchange Commission on July 26, 2021 and August 19, 2021;
●	the description of our common stock set forth in the Registration Statement on Form 8-A12B filed with the Securities Exchange Commission on April 26, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Protagenic Therapeutics, Inc.

149 Fifth Avenue

New York, New York 10010

212-994-8200

Attention: Chief Financial Officer

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PROSPECTUS

7,221,607 Shares of Common Stock Offered by Selling Stockholders

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Part II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth our costs and expenses in connection with the registration of our securities as described in this registration statement.

AMOUNT
SEC registration fee	$1,520.60
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$1000
Total	$32,520.60

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders.

The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any.

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
●	any transaction from which the director derived an improper personal benefit.

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These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
●	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Third Amended and Restated Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

We have entered into Indemnification Agreements with the each of our directors and executive officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.

We also have purchased directors and officer’s liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

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Item 15. Recent Sales of Unregistered Securities.

Original Issuances of Stock and Warrants

2019-2020 Convertible Note Offering

From November 21, 2019 through July 8, 2020, Protagenic Therapeutics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (“Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company issued and sold unsecured convertible promissory notes (collectively, the “Notes”) to the Investors in the aggregate principal amount of $1,570,000, as reported in Current Reports on Form 8-K filed on November 21, 2019, December 4, 2019, December 23, 2019, January 29, 2020, March 3, 2020, May 14, 2020, and July 8, 2020.

On August 11, 2020, the Company notified investors in a conference call that it was re-opening the convertible note financing, with identical terms to the previous round, except for the closing date, which has now been set at Friday, August 21st, at 5:00 pm.

On August 28, 2020, the “Company” entered into a Convertible Note Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold unsecured convertible promissory notes to the Investors in the aggregate principal amount of $427,500.

For both sets of Notes, the Notes will be due on November 6, 2023 (the “Maturity Date”) and accrue simple interest at an annual rate of 6% on the aggregate unconverted and outstanding principal amount, payable annually, beginning October 31, 2020. The Company will pay (a “PIK Payment”) the interest due by adding such interest (including interest at the Default Rate, as defined below, if any) to the then-outstanding principal amount of the Notes on each interest payment date and on the Maturity Date. Each PIK Payment will be preceded by written notice from the Company to each holder of the Notes setting forth in reasonable detail the amount of such PIK Payment and the principal amount of the Notes following such PIK Payment. The Notes will bear interest at the rate of 12% per year (the “Default Rate”) following a Default (as defined below).

Holders may convert their Notes (including accrued interest) at their option, in whole or in part, at any time prior to the Maturity Date, at a conversion price (the “Conversion Price”) of $1.25 per share of the Company’s common stock, par value $0.0001 per share. The Conversion Price is subject to adjustment for any stock dividend, stock split, combination or other similar recapitalization event. On the Maturity Date, the Company is required to repay the Notes (including accrued interest) in their entirety in cash or, at its option, in shares of common stock at the Conversion Price.

The Company may redeem for cash or shares of common stock all or any portion of the Notes, at its option, on or after November 5, 2021 if the last reported sale price of its common stock has been at least 120% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption. The redemption will be effected at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date. Any such redemption must be applied ratably among all Convertible Notes in proportion to their respective outstanding principal balances, plus accrued and unpaid interest. Other than pursuant to this redemption right, the Company may not pre-pay the Notes.

Securities Act Exemptions

We deemed the transactions described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

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Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.
3.1†	Third Amended and Restated Certificate of Incorporation of Protagenic Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2016).
3.2†	Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock of Atrinsic, Inc. (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on February 5, 2016).
3.3†	Second Amended and Restated Bylaws Protagenic Therapeutics, Inc., (Incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2018).
5.1†	Opinion of Duane Morris LLP. (Incorporated by reference to Exhibit 5.1 to Company’s Registration Statement on Form S-3, as filed with the SEC on August 13, 2021)
21.1†	Subsidiaries (Incorporated by reference to Exhibit 21.1 to Company’s Annual Report on Form 10-K, as filed with the SEC on March 24, 2021)
23.1**	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2†	Consent of Duane Morris LLP (included in Exhibit 5.1).
24.1†	Powers of Attorney

* To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

** Filed herewith

† Previously filed.

Item 17. Undertakings

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on September 10, 2021.

PROTAGENIC THERAPEUTICS, INC.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Chairman (Principal Executive
Officer and Duly Authorized Officer)

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Garo H. Armen
Garo H. Armen	Director and Chairman of the Board (Principal Executive Officer)	September 10, 2021
/s/ Alexander K. Arrow
Alexander K. Arrow	Chief Financial Officer (Principal Financial Officer)	September 10, 2021

/s/ Robert B. Stein *
Robert B. Stein	Director and Chief Medical Officer	September 10, 2021

/s/ Khalil Barrage *
Khalil Barrage	Director	September 10, 2021

/s/ Brian Corvese *
Brian Corvese	Director	September 10, 2021

/s/ Jennifer Buell *
Jennifer Buell	Director	September 10, 2021

/s/ Joshua Silverman *
Joshua Silverman	Director	September 10, 2021

* By:	/s/ Alexander K. Arrow
Alexander K. Arrow
Attorney-in-fact

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